UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)-

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the SEC Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to 14a-12

REPOSITRAK, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

REPOSITRAK, INC.

5282 South Commerce Drive, Suite D292

Murray, Utah 84107

(435) 645-2000

October 4, 2024

Dear Fellow Shareholder:

On behalf of the Board of Directors and management of ReposiTrak, Inc. (the “Company”, “we”, “us” and “our”), you are invited to attend the Company’s 2024 Annual Meeting of Shareholders (the “Annual Meeting” or “Meeting”). The Meeting will be held at our corporate offices located at 5282 South Commerce Drive, Suite D292, Murray, Utah on November 20, 2024 at 9:00 A.M., Mountain Time.

Details of the business to be conducted at the Annual Meeting are described in the Notice of Internet Availability of Proxy Materials (the “Notice”) you received in the mail, and in the accompanying proxy statement (the “Proxy Statement”). We have also made available a copy of our Annual Report on Form 10-K for the year ended June 30, 2024 (the “Annual Report”) with the Proxy Statement. We encourage you to read our Annual Report. It includes our audited financial statements and provides information about our business and services.

As part of our efforts to conserve environmental resources and prevent unnecessary corporate expenses, we have elected to provide access to our proxy materials over the Internet, rather than mailing paper copies. Our management team believes that providing our proxy materials over the Internet increases the ability of our shareholders to access the information they need, while lowering the costs of our Annual Meeting and conserving natural resources.

Your vote is important. Regardless of whether you plan to attend the Annual Meeting in person, please read the Proxy Statement and then vote by Internet, telephone or e-mail as promptly as possible.  Please refer to the Notice for instructions on submitting your vote. Voting promptly will save us additional expense in soliciting proxies and will ensure that your shares are represented at the Annual Meeting.

Our Board of Directors has unanimously approved the proposals set forth in the Proxy Statement and we recommend that you vote in favor of each such proposal. We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Randall K. Fields
RANDALL K. FIELDS Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

November 20, 2024

Date and Time	November 20, 2024 at 9:00 A.M., Mountain Time.

Place	Our corporate offices, located at 5282 South Commerce Drive, Suite D292, Murray, Utah 84107.

Items of Business	1.

Election of the four director nominees named in the accompanying proxy statement (the “Proxy Statement”), each for a term of one year expiring at the Company’s 2025 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified;

	2.	Ratification of Haynie & Company as our independent registered public accounting firm for the fiscal year ending June 30, 2025; and

	3.	To transact other business that may properly come before the Company’s 2024 annual meeting of shareholders (the “Annual Meeting” or, the “Meeting”) or any adjournments or postponements thereof.

Adjournments and Postponements

Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date	September 27, 2024 (the “Record Date”).

Only holders of record of our common stock, par value $0.01 per share (“Common Stock”), and/or Series B Convertible Preferred Stock, par value $0.01 per share (“Series B Preferred”), as of the Record Date are entitled to notice of and to vote at the Annual Meeting.

Meeting Admission	You are invited to attend the Annual Meeting if you are a shareholder of record or a beneficial owner of shares of the Company’s Common Stock or Series B Preferred as of the Record Date.

Availability of Proxy Materials	The Company’s proxy materials and the Annual Report on Form 10-K for the year ended June 30, 2024 are also available on the internet at: www.iproxydirect.com/TRAK.

Voting

If your shares are held in the name of a bank, broker or other fiduciary, please follow the instructions on the proxy card. Whether or not you expect to attend in person, we urge you to vote your shares as promptly as possible by following the instruction on the Notice of Internet Availability of Proxy Material you received in the mail so that your shares may be represented and voted at the Annual Meeting. Your vote is very important.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Edward L. Clissold
Murray, Utah October 4, 2024	EDWARD L. CLISSOLD General Counsel and Corporate Secretary

REPOSITRAK, INC.

5282 South Commerce Drive, Suite D292

Murray, Utah 84107

(435) 645-2000

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of ReposiTrak, Inc., a Nevada corporation (the “Company”, “we”, “us” and “our”), for use at our upcoming 2024 Annual Meeting of Shareholders (the “Annual Meeting”, or the “Meeting”) to be held on November 20, 2024 at 9:00 A.M. Mountain Time, and at any adjournment or postponement thereof, at our corporate offices located at 5282 South Commerce Drive, Suite D292, Murray, Utah 84107.

We have elected to provide access to this year’s proxy materials primarily over the Internet, under the Securities and Exchange Commission’s (the "SEC") “notice and access” rules. On or about October 4, 2024, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to each of our shareholders entitled to notice of and to vote at the Annual Meeting. This Notice contained instructions on how to access this proxy statement (“Proxy Statement”), our Annual Report on Form 10-K for the year ended June 30, 2024 (“Annual Report”) and how to submit your vote via the Internet, telephone and/or e-mail. The Notice also included instructions on how you can receive a paper copy of your proxy materials. The Proxy Statement and the Annual Report both are available online at: http://www.iproxydirect.com/TRAK.

Voting

The specific proposals to be considered and acted upon at our Annual Meeting were summarized in the Notice and are described in more detail throughout this Proxy Statement.  As of September 27, 2024 (the “Record Date”), we had 18,394,296 shares of our common stock, par value $0.01 per share (“Common Stock”), outstanding, and 616,470 shares of our Series B Convertible Preferred Stock, par value $0.01 per share (“Series B Preferred”), outstanding, each of which are entitled to vote at the Annual Meeting. Each holder of Common Stock is entitled to one vote per share of Common Stock held, and each holder of Series B Preferred is entitled to 2.5 votes per share of Series B Preferred held as the Record Date. As of the Record Date, outstanding shares represented 19,935,471 votes, consisting of 18,394,296 attributable to Common Stock and 1,541,175 attributable to Series B Preferred.

Quorum

In order for any business to be conducted at the Annual Meeting, the holders of a majority of the voting power must be present, either in person or by properly executed proxy, regardless of whether the proxy has authority to vote on any matter. If a quorum is not present at the scheduled time of the Annual Meeting, the shareholders who are present may adjourn the Annual Meeting until a quorum is present. The time and place of the adjourned Annual Meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

Required Vote for Approval

No.	Proposal

1.

Election of Directors. The four director nominees who receive the greatest number of votes cast at the Annual Meeting by shares present, either in person or by proxy, and entitled to vote will be elected.

2.

Ratification of Appointment of Auditors. To ratify the appointment of Haynie & Company as our independent auditors for the fiscal year ending June 30, 2025, the number of votes cast “FOR” must exceed the number of votes cast “AGAINST” this proposal.

Abstentions and Broker Non-Votes

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. An abstention is the voluntary act of not voting by a shareholder who is present at a meeting and entitled to vote. A broker “non-vote” occurs when a broker nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon.  If you do not give your broker or nominee specific instructions regarding such matters, your proxy will be deemed a “broker non-vote.”

Under Nevada law, abstentions and broker non-votes are not counted as votes cast on an item and therefore will not affect the outcome of any proposal presented in this Proxy Statement, although they are counted for purposes of determining whether there is a quorum present at the Annual Meeting.

Voting and Revocation of Proxies

If your proxy is properly returned to the Company, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If you return your proxy without specifying how the shares represented thereby are to be voted, the proxy will be voted (i) “FOR” the election of the four director nominees identified in this Proxy Statement, each of whom has been nominated by our Board; (ii) “FOR” ratification of the appointment of Haynie & Company as our independent auditors for fiscal year ending June 30, 2025; and (iii) at the discretion of the proxy holders, on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You may revoke or change your proxy at any time before the Annual Meeting by submission to our Corporate Secretary at our corporate offices at 5282 South Commerce Drive, Suite D292, Murray, Utah, 84107, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting alone will not revoke your proxy. If you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your broker or record holder to vote personally at the Annual Meeting.

Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of proxy materials, any requested copies of this Proxy Statement and our Annual Report, form of proxy, as well as any additional solicitation materials that may be furnished to our shareholders. Copies of any solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, facsimile or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail and telephone.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

The Company’s Articles of Incorporation, as amended (“Charter”), and Amended and Restated Bylaws (“Bylaws”) provide that our Board will consist of no less than one director, and that upon a change in the number of directors, any newly created or eliminated directorships will be apportioned by the remaining members of the Board or by shareholders.

Our Board currently consists of four directors. Each of the director nominees identified below has confirmed that he is able and willing to serve as a director if elected. If any of the director nominees become unable or unwilling to serve, your proxy will be voted for the election of a substitute director nominee recommended by the current Board.

Upon recommendation of the Nominating and Corporate Governance Committee, the Board has nominated Randall K. Fields, Robert W. Allen, Ronald C. Hodge and Peter J. Larkin for election at the Meeting, each to serve for one-year terms until our 2025 Annual Meeting of Shareholders or until his successor is duly elected and qualified.

Please see “Directors” below for more information, including background information, business experience, and the Nominating and the Corporate Governance Committee’s recommendation of each director nominee.

Required Vote and Recommendation

Directors are elected by a plurality vote of the shares present or represented by proxy and entitled to vote at the Annual Meeting. The four director nominees receiving the highest number of affirmative votes will be elected. Accordingly, under Nevada law, our Charter and Bylaws, abstentions and broker non-votes will not have any effect on the election of a particular director nominee. Unless otherwise instructed or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the election of each of the nominees.

The Board recommends that shareholders vote “FOR” the election of Messrs. Fields, Allen, Hodge and Larkin.

DIRECTORS

The sections below set forth certain information regarding the director nominees for election as directors of the Company. There are no family relationships between any of the directors and the Company’s Named Executive Officers.

Director Nominee, Title	Age
Randall K. Fields – Chairman, President and Chief Executive Officer	77
Robert W. Allen – Independent Director	81
Ronald C. Hodge – Independent Director	76
Peter J. Larkin – Independent Director	70

Randall K. Fields founded the Company in 1990 and has been the Chairman of the Board, President and Chief Executive Officer of the Company since its inception and is responsible for the strategic direction of the Company. Mr. Fields also serves as the Company’s Chief Operating Officer and Head of Sales. Mr. Fields co-founded Mrs. Fields Cookies with his then wife, Debbi Fields, in 1977. He served as Chairman of the Board of Mrs. Fields Cookies from 1978 to 1990. In the early 1970’s, Mr. Fields established Fields Investment Group, a financial and economic consulting firm. Mr. Fields received a Bachelor of Arts degree and a Master of Arts degree from Stanford University, where he was Phi Beta Kappa, Danforth Fellow, and National Science Foundation Fellow.

As the founder of the Company, Mr. Fields’ expertise in the Company’s industry and markets, his extensive sales, marketing and technical background, and his expansive business experience allow him to bring a unique understanding of the industries and markets in which the Company operates, as well as an entrepreneurial vision to the Company and the Board.

Robert W. Allen joined the Board in October 2007. Mr. Allen is a seasoned executive with many years of prior experience in positions such as Chairman, President, and Chief Executive Officer of businesses ranging in size from $200 million to $2.5 billion. Mr. Allen has over thirty years of experience in the dairy industry, most notably as a catalyst for developing companies and a turn-around agent for troubled companies or divisions. Mr. Allen was Chief Executive Officer of Tuscan Lehigh Dairies from July 1994 to December 1998, where he established a leadership team that repositioned the company and developed a position in the marketplace for the branding of its products. Prior to this, from September 1991 to April 1994, he served as Executive Vice President of Borden, Inc., where he was recruited to turn around the largest and most troubled division of the company. He is also a past Chair of Kid Peace International, a $160 million non-profit agency assisting children in crises.

Mr. Allen’s years of experience in an area of growth for the Company, the dairy industry, as well as his extensive experience developing and managing companies in senior executive roles, add significant value to the Company and its Board of Directors in assessing challenges in one of its growth markets, and in addressing organizational and development issues facing the Company.

Ronald C. Hodge joined the Board in February 2013. Mr. Hodge was an advisor to Delhaize America, LLC, from 2012 to 2013 after he retired holding the role of Delhaize America’s Chief Executive Officer from 2009 to October 2012. Prior to Delhaize America, Mr. Hodge served as Executive Vice President of Delhaize Group and Chief Executive Officer of Hannaford Bros. Co. He joined Hannaford in 1980 and served in various executive roles, including Vice President and General Manager of Hannaford’s New York Division, Senior Vice President of Retail Operations, Executive Vice President of Sales and Marketing, and Executive Vice President and Chief Operating Officer. He became President of Hannaford in December 2000 and Chief Executive Officer in 2001. While leading the start-up of Hannaford’s entry into upstate New York, Mr. Hodge was elected Chairman of the New York State Food Merchant’s Association and served on several Community Agency Boards of Directors. He chaired the Northeastern New York United Way Campaign in 1995 and was selected as the New York Capital Region’s Citizen of the Year in 1996. Mr. Hodge holds a Bachelor of Science degree in business administration from Plymouth State College in New Hampshire.

Mr. Hodge’s 38 years of management experience in the grocery industry, including leading the successful expansion of Hannaford Bros. Co., provides the Company with valuable industry knowledge and insight as the Company continues to grow its scan-based technologies to a growing client base.

Peter J. Larkin joined the Board in August 2019. Mr. Larkin is the former President and Chief Executive Officer of the National Grocers Association (“NGA”), a national trade association representing the retail and wholesale grocers that comprise the independent sector of the food distribution industry, and the not-for-profit NGA Foundation where he served from 2010 until his resignation effective September 1, 2019. Prior to that, Mr. Larkin served as President of Larkin Public Affairs from 2007 to 2010, as President and Chief Executive Officer for the California Grocers Association from 1996 to 2007 and in several positions within the food service industry in state and governmental affairs between 1976 to 1988, including serving as Vice President of State Government Relations and Environmental Affairs with the Food Marketing Institute from 1989 to 1996. Mr. Larkin holds a B.A. degree in Political Science from the University of Vermont and has served as a director and advisory board member with various industry-related companies and organizations throughout his career spanning over four decades.

Mr. Larkin provides the Board with valuable industry insight stemming from his extensive career representing retail and wholesale grocers, including an understanding of matters unique to independent grocers.

There have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions material to the evaluation of the ability and integrity of any director or director nominee during the past ten years.

Director Compensation

Currently, each of our non-executive directors, consisting of Messrs. Allen, Hodge and Larkin, receive an annual retainer of $75,000 for their service on the Board, which retainer is payable in either cash or shares of Common Stock in quarterly installments, at the Company’s discretion. During the year ended June 30, 2024, the Company elected to pay director fees to two non-executive directors in shares of Common Stock and one non-executive director in cash.

In addition to the annual retainer, any newly appointed outside independent directors to the Board receive a one-time grant of $150,000, payable in shares of the Company’s restricted Common Stock, calculated based on the market value of the shares of Common Stock on the date of grant. The shares vest ratably over a five-year period.

The following table provides information regarding 2024 compensation paid to non-employee directors. Information regarding executive compensation paid to Mr. Fields during the year ended June 30, 2024 is reflected in the Summary Compensation table below under “Executive Compensation” of this Proxy Statement.

Director	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Total ($)
Robert W. Allen	$75,000	-	$75,000
Ronald C. Hodge	$75,000	-	$75,000
Peter J. Larkin	$75,000	-	$75,000

(1)

Amounts reported in this table represent the amounts earned by each non-employee director for their service on the Company’s Board during the year ended June 30, 2024, of which two directors were paid in shares of Common Stock and one was paid in cash. The amounts in this column represent the aggregate grant date fair value of the shares of Common Stock issued to each non-employee director, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.

GOVERNANCE AND BOARD MATTERS

Term of Office

The Company’s Charter provides for a Board comprised of one class of directors. Directors serve from the time they are duly elected and qualified until the conclusion of the next annual meeting of shareholders or their earlier death, resignation, or removal from office.

Director Independence

Our Common Stock is listed on the New York Stock Exchange (“NYSE”). Under the NYSE listing standards, a majority of the members of our Board must qualify as “independent,” as affirmatively determined by our Board. The Board has determined that all of its members, other than Mr. Fields, who serves as the Company’s President and Chief Executive Officer, are “independent” as required under applicable NYSE rules and within the meaning of the Securities and Exchange Commission (the “SEC”) rules regarding independence.

Director Nomination Process

The Nominating and Corporate Governance Committee of the Board identifies director nominees by first considering those current members of the Board who are willing to continue service. Current members of the Board who possess the skills and experience that are relevant to our business and are willing to continue service are considered for re-election. Additionally, the Nominating and Corporate Governance Committee endeavors to take into consideration the appropriate balance of the value that the existing members of the Board provide in continuing their service to the Board in addition to the new perspective that new directors may bring to the Board. Nominees for director are selected by a majority of the members of the Board. Although the Company does not have a formal policy on Board diversity, in considering the suitability of director nominees, the Nominating and Corporate Governance Committee considers such factors as it deems appropriate to develop a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors. Factors considered by the Nominating and Corporate Governance Committee include judgment, knowledge, skill, diversity, integrity, experience with businesses and other organizations of comparable size, including experience in the grocery industry, business, finance, administration or public service, the relevance of a potential nominee’s experience to our needs and experience of other Board members, experience with accounting rules and practices, the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members, and the extent to which a potential nominee would be a desirable addition to the Board and/or any committees of the Board.

The Nominating and Corporate Governance Committee and the Board may consider recommendations for director candidates that are submitted by shareholders, provided such nominations are submitted in accordance with the procedure set forth in our Bylaws. The Nominating and Corporate Governance Committee will evaluate shareholder suggestions for director nominees in the same manner as it evaluates suggestions for director nominees made by management, then-current directors or other appropriate sources.

Code of Ethics and Business Conduct

The Company’s Code of Ethics and Business Conduct is posted at the Company’s website located at www.repositrak.com.

The Role of the Board in Risk Oversight

The Board’s role in the Company’s risk oversight process includes reviewing and discussing with members of management areas of material risk to the Company, including strategic, operational, financial and legal risks. The Board, as a whole, primarily deals with matters related to strategic and operational risk. The Audit Committee deals with matters of financial and legal risk. The Compensation Committee addresses risks related to compensation and other related matters. The Nominating and Governance Committee manages risks associated with Board independence and corporate governance. Committees report to the full Board regarding their respective considerations and actions.

The Board’s Leadership Structure

Our Board has discretion to determine whether to separate or combine the roles of Chairman of the Board and Chief Executive Officer. Our founder, Mr. Fields, has served in both roles since 2001, and our Board continues to believe that his combined role is most advantageous to the Company and its shareholders. Our technology has its genesis in the operations of Mrs. Fields Cookies, co-founded by Mr. Fields, and Mr. Fields possesses in-depth knowledge of the issues, opportunities and risks facing us, our business and our industry and is best positioned to fulfill the Chairman’s responsibility to develop meeting agendas that focus the Board’s time and attention on critical matters and to facilitate constructive dialogue among Board members on strategic issues.

In addition to Mr. Fields’ leadership, the Board maintains effective independent oversight through a number of governance practices, including, open and direct communication with management, input on meeting agendas, and regular executive sessions.

Meetings And Committees of The Board

The Board met four times and acted seven times by unanimous written consent during the fiscal year ended June 30, 2024 (“Fiscal 2024”). The current committees of the Board are the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Each of the Company’s directors who served during Fiscal 2024 attended or participated in no less than 75% or more of the aggregate of (i) the total number of meetings of the Board; and (ii) the total number of meetings held by all committees of the Board on which such director served as a member during Fiscal 2024. Directors are not required to attend the Company’s annual meeting of shareholders.

The following table represents the current composition of each committee of the Board and meetings held during the fiscal year ended June 30, 2024:

Committees
Director	Audit	Compensation	Nominating and Corporate Governance
Randall K. Fields	-	-	-
Robert W. Allen	X	CC	-
Ronald C. Hodge	CC	X	X
Peter J. Larkin	X	-	CC
Meetings Held in Fiscal 2024	4	1	1

CC – Committee Chair

X – Member

Our Board has determined that each member of each standing committee meets the applicable NYSE rules and regulations regarding “independence” and each member is free of any relationship that would impair such member’s individual exercise of independent judgment with regard to us.

Below is a description of each standing committee of our board of directors:

Audit Committee. Pursuant to the Company’s Audit Committee Charter, the Audit Committee assists the Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by our independent accountants and reviewing their reports regarding our accounting practices and systems of internal accounting controls. The Audit Committee also oversees the audit efforts of our independent accountants and takes those actions as it deems necessary to satisfy it that the accountants are independent of management. The current members of the Audit Committee are Messrs. Hodge, Allen and Larkin, each of whom are non-executive members of our Board. Mr. Hodge also serves as the Audit Committee Chair and Mr. Allen is the designated Audit Committee financial expert, as that term is defined under SEC rules implementing Section 407 of the Sarbanes Oxley Act of 2002 (“SOX”), and possesses the requisite financial sophistication, as defined under applicable rules. We believe the composition of our Audit Committee meets the criteria for independence under, and the functioning of our Audit Committee complies with, the applicable requirements of the New York Stock Exchange (“NYSE”) rules, SOX and SEC rules and regulations.

Compensation Committee. Pursuant to the Company’s Compensation Committee Charter, the Compensation Committee determines our general compensation policies and the compensation provided to our directors and officers. The Compensation Committee also reviews and determines bonuses for our officers and other employees. In addition, the Compensation Committee reviews and determines equity-based compensation for our directors, officers, employees and consultants and administers our stock option plans and employee stock purchase plan. During the year ended June 30, 2024, the Compensation Committee consisted of Messrs. Allen and Hodge with Mr. Allen also serving as Compensation Committee Chair. We believe that the composition of our Compensation Committee meets the criteria for independence under, and the functioning of our Compensation Committee complied with, the applicable requirements of NYSE rules, SOX and SEC rules and regulations during the year ended June 30, 2024, and will continue to do so in future periods.

Nominating and Corporate Governance Committee. Pursuant to the Company’s Nominating and Corporate Governance Committee Charter, the Nominating and Corporate Governance Committee is responsible for making recommendations to the Board regarding candidates for directorships and the size and composition of the Board. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the Board concerning corporate governance matters. The current members of the Nominating and Corporate Governance Committee are Messrs. Hodge and Larkin. Mr. Larkin also serves as Nominating and Corporate Governance Committee Chair. We believe that the composition of our Nominating and Corporate Governance Committee meets the criteria for independence under, and the functioning of our Nominating and Corporate Governance Committee complies with, the applicable requirements of NYSE rules, SOX and SEC rules and regulations.

Shareholder Communications

If you wish to communicate with the Board, you may send your communication in writing to:

ReposiTrak, Inc.

c/o Corporate Secretary

5282 South Commerce Drive, Suite D292

Murray, Utah 84107

You must include your name and address in the written communication and indicate whether you are a shareholder of the Company. Our Corporate Secretary will review any communication received from a shareholder, and all material and appropriate communications from shareholders will be forwarded to the appropriate director(s) or committee of the Board based on the subject matter.

EXECUTIVE OFFICERS

The following table sets forth information regarding the Company’s current executive officers and significant employees:

Executive Officer	Age	Title
Randall K. Fields	77	Chairman, President and Chief Executive Officer
John R. Merrill	54	Chief Financial Officer
Edward L. Clissold	68	General Counsel and Corporate Secretary

The executive officers and significant employees named above were appointed by the Board, each to serve in such position until their respective successors have been duly appointed and qualified or until their earlier death, resignation or removal from office.

Executive Officers

Randall K. Fields Please see Mr. Fields’ biography under the “Directors” section of this Proxy Statement.

John R. Merrill joined the Company in May 2019 and currently serves as the Company’s Chief Financial Officer. Mr. Merrill has held a variety of financial roles within public and private organizations including United Health Group, Clear Channel, IMG, and Sports Authority.  Most recently, Mr. Merrill served as Chief Financial Officer of 360 Touch Advertising from 2016 to 2018, as Chief Financial Officer of Track Group, Inc. (OTCQX: TRCK) from 2014 to 2016, and as a merger and acquisition consultant for UnitedHealth Group (NYSE: UNH) from 2010 to 2014. In addition, Mr. Merrill previously served as the Company’s Chief Financial Officer from 2006 to 2010.  Mr. Merrill began his career with KPMG and holds a Bachelor’s and Master’s degrees in Accounting from the University of South Florida.

Edward L. Clissold joined the Company in March 2002 and currently serves as the Company’s General Counsel and Corporate Secretary. Mr. Clissold previously served as the Company’s Chief Financial Officer from August 2012 until September 2015. Prior to his time with the Company, Mr. Clissold served as General Counsel for Mrs. Fields Cookies from August 1987 to April 1995 and was also in private practice. Mr. Clissold holds a Bachelor’s degree in Finance from the University of Utah and a Juris Doctorate from Brigham Young University.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table set forth below reflects certain information about the compensation paid or accrued during the years ended June 30, 2024 and 2023 to our Chief Executive Officer and our executive officers, other than our Chief Executive Officer, who were serving as an executive officer as of June 30, 2024, and whose annual compensation exceeded $100,000 during such year (collectively the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	All Other Compensation ($)(4)		Total ($)
Randall K. Fields	2024	1,062,646	(2)	500,000	(3)	-	197,165	(4)	1,759,811
Chief Executive Officer and Chairman of the Board	2023	1,034,869	(2)	500,000	(3)	-	130,816	(4)	1,665,685

John R. Merrill	2024	275,000		137,500		48,200	-		460,700
Chief Financial Officer	2023	275,000		165,625		48,200	-		488,825

Edward L. Clissold	2024	225,000		-		-	-		225,000
General Counsel and Corporate Secretary	2023	217,245		-		-	-		217,245

(1)

Stock awards consist solely of shares of restricted Common Stock. Amounts shown do not reflect compensation actually received by the Named Executive Officer. Instead, the amounts shown are the compensation costs recognized by the Company during the fiscal years for stock awards as determined pursuant to FASB ASC 718.

(2)

On July 1, 2019, the Company and Mr. Fields and Fields Management, Inc. (“FMI”), a management company wholly owned by Mr. Fields, entered into an amended Employment Agreement and an amended Service Agreement, respectively. See “Employment Agreements” below for a more detailed description of Mr. Fields’ amended Employment Agreement and FMI’s amended Service Agreement. $969,732 and $924,060 of Mr. Fields’ cash compensation during each of 2024 and 2023, respectively, was paid to FMI pursuant to the terms and conditions of the Service Agreement in effect during the applicable period.

(3)

The terms and conditions of the amended Employment Agreement by and between Mr. Fields and the Company, first dated June 30, 2013, as amended, provide for an incentive bonus to be paid to Mr. Fields at the discretion of the Compensation Committee and upon approval by the Board, based upon the Company’s achievement of certain performance goals. Upon recommendation of the Compensation Committee, the Board approved a bonus to Mr. Fields for performance in the amount of $500,000 for the year ending June 30, 2024, and in the amount of $500,000 for the year ending June 30, 2023. The amounts granted reflect successful completion of certain business objectives.

(4)

These amounts include premiums paid on life insurance policies of $139,765 and $73,416 for each of 2024 and 2023, respectively; computer related expenses of $6,000 for each of 2024 and 2023; Company car related expenses of $14,400 for each of 2024 and 2023; medical premiums of $25,000 for each of 2024 and 2023; and reimbursement for certain accounting services of $12,000 for each of 2024 and 2023.

Employment Arrangements

Fields Employment Agreement

The Company has an Employment Agreement with Randall K. Fields, first dated June 30, 2013 and subsequently amended July 1, 2022, (the “Fields Employment Agreement”), pursuant to which Mr. Fields is employed by the Company in the position of Sales Department Manager through June 30, 2027 for annual compensation of $50,000, subject to annual increases equal to 75% of the Company’s percentage annual revenue growth beginning in the 2014 fiscal year.  Mr. Fields may also be eligible for an annual incentive bonus, awarded at the discretion of the Compensation Committee.

The Company also has a Services Agreement with FMI, first dated June 30, 2013, and subsequently amended on July 1, 2022, to provide certain executive management services to the Company, including designating Mr. Fields to perform the functions of President and Chief Executive Officer for the Company through June 30, 2027 (the “Services Agreement”). Pursuant to the Services Agreement, FMI is paid an annual base fee of $500,000, subject to annual increases equal to 75% of the Company’s percentage annual revenue growth beginning in the 2014 fiscal year. FMI may also be eligible for an annual incentive bonus, awarded at the discretion of the Company’s Board.

FMI also receives: (i) up to $1,200 per month for reimbursement of vehicle expenses; (ii) an annual computer equipment allowance of up to $6,000; (iii) 600,000 shares of the Company’s Common Stock, subject to a pro-rata 10-year vesting schedule; and (iv) a retirement annuity or other bonus award to be developed within six months of the effective date. The Company also maintains and pays the premiums for a $5.0 million life insurance policy in the name of Mr. Fields, with the beneficiary to be designated by Mr. Fields at his sole discretion.

Merrill Employment Agreement

On September 6, 2022, the Company and John Merrill entered into an employment agreement (the “Agreement”) in connection with Mr. Merrill’s continued employment as the Company’s Chief Financial Officer. Under the terms of the Agreement, Mr. Merrill shall serve as the Company’s Chief Financial Officer and Principal Accounting Officer until May 15, 2026, subject to further renewal upon agreement of the parties. In consideration for his continued service, the Agreement provides that Mr. Merrill shall (i) be paid a base salary of $22,917 per month, or $275,000 annually (“Base Salary”); (ii) be entitled to a discretionary bonus equal to 50% of his Base Salary, payable quarterly, based on the achievement of personal and Company objectives to be determined by the Chairman of the Board of Directors; and (iii) be granted 50,000 restricted shares of the Company’s Common Stock with a grant date of May 16, 2022 (“Grant Date”), which shares shall vest pro-rata over a five year period beginning on the first anniversary of the Grant Date.

Outstanding Equity Awards at Fiscal Year-End

The following table generally sets forth the number of outstanding equity awards that have not been earned or vested or that have not been exercised for each of the Named Executive Officers as of June 30, 2024.  No other equity awards otherwise reportable in this table have been granted to any of our Named Executive Officers.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Randall K. Fields	-	-	-	-	776,744	$11,876,416
Chairman, President and Chief Executive Officer
John R. Merrill	-	-	-	-	30,000	$458,700
Chief Financial Officer
Edward L. Clissold	-	-	-	-	-	-
General Counsel and Corporate Secretary

(1)	Market value based on the closing market price of $15.29 of the Company’s Common Stock on June 30, 2024, as reported on NYSE.

Description of Equity Compensation Plans

The following table sets forth information as of June 30, 2024 with respect to compensation plans under which shares of the Company’s Common Stock may be issued:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	-	-	450,000
Equity compensation plans not approved by security holders	-	-	-
Total	-	-	450,000

2023 Omnibus Equity Incentive Plan

On August 29, 2023, our Board unanimously approved our 2023 Omnibus Equity Incentive Plan (the “2023 Plan”), authorizing 400,000 shares of Common Stock available for issuance thereunder, and the 2023 Plan was approved by shareholders on November 20, 2023.

The Company’s Second Amended and Restated 2011 Stock Incentive Plan (the “2011 Plan”) terminated on April 1, 2023, and no new awards were granted under the 2011 Plan thereafter. Awards outstanding under the 2011 Plan remain subject to the 2011 Plan. Any shares subject to outstanding awards under the 2011 Plan that subsequently expire, terminate, or are surrendered or forfeited for any reason without issuance of shares will automatically become available for issuance under our 2023 Plan.

Under the terms of the 2023 Plan, officers, key employees, consultants and directors of the Company are eligible to participate. Our Compensation Committee administers the 2023 Plan, and may grant incentive stock options, non-qualified stock options, restricted stock awards and/or performance awards to eligible recipients. In addition, the Board may, at any time and without shareholder approval, terminate or amend the 2023 Plan to increase the number of shares of Common Stock available for issuance.

2023 Employee Stock Purchase Plan

On August 29, 2023, our Board unanimously approved our 2023 Employee Stock Purchase Plan (the “2023 ESPP”) authorizing 50,000 shares for issuance thereunder, and the 2023 ESPP was approved by shareholders on November 20, 2023.

The ESPP provides every full-time and part-time employee of the Company an opportunity to acquire and expand their equity interest in the Company by giving each participating employee the opportunity to purchase shares of Common Stock at a discount from fair market value. Additionally, the ESPP may also be used to issue shares of Common Stock in lieu of cash compensation. The ESPP is administered by the Compensation Committee.

401(k) Retirement Plan

The Company offers an employee benefit plan under Benefit Plan Section 401(k) of the Code. The Company utilizes ADP Retirement Services as its administrator and trustee of the Company’s 401(k) plan. Employees who have attained the age of 18 are immediately eligible to participate. The Company, at its discretion, may match employees’ contributions at a percentage determined annually by the Board. As of July 1, 2024, the Company matches 50% of eligible employee contributions up to $1,000 annually.

Indemnification for Securities Act Liabilities

Nevada law authorizes, and the Company’s Amended and Restated Bylaws provide for, indemnification of the Company’s directors and officers against claims, liabilities and amounts paid in settlement, and expense in a variety of circumstances. Indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted for directors, officers and controlling persons of the Company pursuant to the foregoing or otherwise. However, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Compensation Committee Interlocks and Insider Participation

No executive officers of the Company serve on the Compensation Committee (or in a like capacity) for the Company or any other entity.

Related Party Transactions

During the year ended June 30, 2024, the Company continued to be a party to a Service Agreement with Fields Management, Inc. (“FMI”), pursuant to which FMI provided certain executive management services to the Company, including designating Mr. Fields to perform the functions of President and Chief Executive Officer for the Company. Mr. Fields, FMI’s designated Executive, who also serves as the Company’s Chairman of the Board of Directors, controls FMI. During each of the fiscal years ended June 30, 2024 and 2023, the Company paid FMI $969,732 and $924,060, respectively, under the terms of the Service Agreement. The Company had no payables to FMI on June 30, 2024 and 2023, respectively, under the Service Agreement.

During the year ended June 30, 2024, the Company redeemed and retired and aggregate of $95,284 in Series B Preferred and $2,272,701 in Series B-1 Preferred from Mr. Fields, affiliates of Mr. Fields, and Robert W. Allen. Mr. Allen is a director of the Company.

Policy and Procedures Governing Related Party Transactions

The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest.

The SEC rules define a related party transaction to include any transaction, arrangement or relationship which: (i) we are a participant; (ii) the amount involved exceeds $120,000; and (iii) executive officer, director or director nominee, or any person who is known to be the beneficial owner of more than 5% of our Common Stock, or any person who is an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our Common Stock had or will have a direct or indirect material interest.

Although we do not maintain a formal written procedure for the review and approval of transactions with such related persons, it is our policy for the disinterested members of our Board to review all related party transactions on a case-by-case basis. To receive approval, a related-party transaction must have a legitimate business purpose for us and be on terms that are fair and reasonable to us and our shareholders and as favorable to us and our shareholders as would be available from non-related entities in comparable transactions.

All related party transactions must be disclosed in our applicable filings with the SEC as required under SEC rules.

Insider Trading Policy

The Company’s Insider Trading and Unauthorized Disclosure Policy (the “Insider Trading Policy”) governs the purchase, sale, and/or other dispositions of our securities by employees, executive officers, directors, consultants and contractors that have access to material nonpublic information. The Insider Trading Policy is designed to promote compliance with insider trading laws, rules, and regulations as well as the listing standards of the NYSE.

The Insider Trading Policy prohibits employees, executive officers, directors, consultants and contractors trading in the Company’s securities while in possession of material nonpublic information. Such persons are also generally prohibited from hedging, including engaging in publicly-traded options, puts, calls, or other derivative instruments relating to the Company’s securities, or selling the Company’s securities “short.” The Insider Trading Policy also requires that such persons obtain pre-approval from the Company’s General Counsel for all pledges, and the deposit in margin accounts, of the Company’s securities and the securities of any other company designated by the Company’s General Counsel. The Insider Trading Policy also restricts directors, officers subject to Section 16 of the Exchange Act, and certain other specifically designated employees from trading in the Company’s securities during certain periods and only after they have obtained pre-clearance for trades in the Company’s securities from the Company’s General Counsel (or, in the case of the General Counsel, the Chief Financial Officer).

The Insider Trading Policy also provides that the Company will not engage in transactions in its securities while aware of material nonpublic information relating to the Company or its securities, except pursuant to a written trading plan (“Trading Plan”) intended to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (“Rule 10b5-1”), that is entered into and maintained in compliance with the Insider Trading Policy and applicable law.

Rule 10b5-1 Trading Plans

General.  Rule 10b5-1 allows persons who may be considered insiders of an issuer to adopt pre-arranged written plans for trading specified amounts of stock. Rule 10b5-1 trading plans establish predetermined trading parameters that, among other things, do not permit the person adopting the trading plan to exercise subsequent influence over how, when or whether to effect trades. Once a Rule 10b5-1 trading plan has been properly adopted, trades may be executed pursuant to the terms of the trading plan at times when the person would otherwise be restricted from trading (e.g., during a closed trading window). Rule 10b5-1 trading plans are designed to allow individuals to purchase or sell shares in an orderly fashion for asset diversification, liquidity, tax planning and other purposes when they might otherwise be restricted from doing so due to material, non-public information that they might possess at the time of the purchase or sale. Certain of our directors and executive officers have adopted, and in the future may adopt, a Trading Plan.

The adoption, amendment, and termination of Rule 10b5-1 trading plans and non-Rule 10b5-1 trading arrangements by our directors and executive officers, as well as purchase and sale transactions under Rule 10b5-1 trading plans and non-Rule 10b5-1 trading arrangements by our directors and executive officers, will be disclosed publicly through filings with the SEC to the extent required.

RK Fields Trust Trading Plan. During the quarter ended June 30, 2024, Mr. Fields, Chairman and Chief Executive Officer of the Company, in his capacity as Trustee of the 2022 RK Fields Charitable Remainder Unitrust, adopted a trading arrangement for the sale of the Company’s Common Stock held by such trust (the “RK Fields Trust Trading Plan”) that is intended to satisfy the affirmative defense conditions of Securities Exchange Act Rule 10b5-1(c). The RK Fields Trust Trading Plan, which was established to enable Mr. Fields to meet some of his charitable commitments, has a term of two years, expiring on June 26, 2026 and provides for the weekly sale of up to 7,500 shares of Common Stock pursuant to the terms of the RK Fields Trust Trading Plan. The totality of the sales represents a small proportion of the Common Stock beneficially owned by Mr. Fields.

Clawback Policy

Effective December 1, 2023, our Board adopted our Clawback Policy (the “Clawback Policy”) to comply with both certain new clawback listing standards of the NYSE and new rules and regulations promulgated by the SEC. The Clawback Policy provides that in the event of an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the U.S. federal securities laws, the Company will attempt to recover from our Chief Executive Officer and other officers (as defined in Rule 16a-1(f) under the Exchange Act), the excess of the amount of incentive-based compensation received after the effective date by such officers during the three completed fiscal years immediately preceding the required restatement date over the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts. Recovery under the Clawback Policy is mandatory and no employee misconduct is required.

Section 16 Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Act requires our officers, directors and persons who beneficially own more than ten percent of our Common Stock (collectively, “Reporting Persons”) to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. The Reporting Persons are also required by SEC rules to furnish us with copies of all reports that they file pursuant to Section 16(a).

Based solely on review of these forms that were furnished to us, we believe that all reports required to be filed by these individuals and persons under Section 16(a) were filed during the fiscal year ended June 30, 2024, and that such filings were timely.

PAY VERSUS PERFORMANCE

The following table presents certain information regarding compensation paid to the Company’s Principal Executive Officer (“PEO”) and other Named Executive Officers (“Other NEOs” or “Non-PEOs”), and certain measures of financial performance, for the years ended June 30, 2024, 2023 and 2022. The amounts shown below are calculated in accordance with Item 402(v) of Regulation S-K. The Compensation Committee believes that the 2024 compensation decisions for the PEO and Non-PEOs are reflective of the Company’s overall operating, strategic, financial and stock price performance and thus are aligned with shareholders.

Pay Versus Performance Table

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (1)	Average Summary Compensation Total for Non-PEO Named Executive Officers (2)	Value of Initial $100 Investment based on Total Shareholder Return (3)	Net Income ($)

2024	$1,759,811	$5,798,880	$448,750	$277	$5,408,645
2023	$1,665,685	$6,085,358	$471,185	$183	$5,003,845
2022	$1,665,014	$432,848	$249,812	$80	$3,416,651

(1)

Randall K. Fields served as the Company’s PEO during the fiscal years presented. The following amounts were added and deducted from the Summary Compensation Table (“SCT”) amount to determine the compensation actually paid to the PEO in accordance with SEC regulations:

Adjustments to Determine Compensation “Actually Paid”	Year Ended June 30, 2024	Year Ended June 30, 2023	Year Ended June 30, 2022
Deduction for Amount Reported under the “Stock Awards” column in the SCT	$-	$-	$(295,000)
Deduction for Amount Reported under the “Option Awards” column in the SCT	-	-	-
Increase for the Fair Value of Awards Granted during year that remain unvested as of year-end	-	-	-
Decrease for the Fair Value of Awards Granted during year that remain vested as of year-end	-	-	(75,000)
Increase/deduction for Change in Fair Value from prior year-end to current year-end of Awards Granted prior to year-end that were outstanding and unvested as of year-end	4,039,069	4,419,673	(862,166)
Increase/deduction for Change in Fair Value from prior year-end to Vesting Date of Awards Granted prior to year-end that vested during year	-	-	-
Total Adjustments	$4,039,069	$4,419,673	$(1,232,166)

(2)

John R. Merrill and Edward L. Clissold were our Other NEOs during the fiscal years presented. The following amounts were added and deducted from the SCT amount to determine the compensation actually paid to the Other NEOs in accordance with SEC regulations.

Adjustments to Determine Compensation “Actually Paid”	Year Ended June 30, 2024	Year Ended June 30, 2023	Year Ended June 30, 2022
Deduction for Amount Reported under the “Stock Awards” column in the SCT	$(48,200)	$(48,200)	$-
Deduction for Amount Reported under the “Option Awards” column in the SCT	-	-	-
Decrease for the Fair Value of Awards Granted during year that remain unvested as of year-end	-	-	(21,000)
Increase for the Fair Value of Awards Granted during year that remain vested as of year-end		-	-
Increase/deduction for Change in Fair Value from prior year-end to current year-end of Awards Granted prior to year-end that were outstanding and unvested as of year-end	156,000	227,600	-
Increase/deduction for Change in Fair Value from prior year-end to Vesting Date of Awards Granted prior to year-end that vested during year	104,000	56,900	(3,006)
Total Adjustments	$211,800	$236,300	$(24,006)

(3)

Represents the cumulative shareholder return of a fixed investment of $100 made at the closing price of the Company’s Common Stock on June 30, 2021 for the measurement period beginning on such date and continuing through and including the end of the applicable fiscal year reflected in the table.

Analysis of the Information Presented in the Pay Versus Performance Table

We generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

PEO

From fiscal 2023 to fiscal 2024, compensation actually paid to the PEO decreased by $286,478 or 5%. Over the same period, the Company’s Total Shareholder Return (“TSR”) increased by 11%, from $0.27 per share to $0.30 per share. Key factors that drove the decrease in pay during this period were the change in fair value of unvested stock grants.

From fiscal 2022 to fiscal 2023, compensation actually paid to the PEO increased by $5,652,510 or 1,306%. Over the same period, the Company’s Total Shareholder Return (“TSR”) increased by 50%, from $0.18 per share to $0.27 per share. Key factors that drove the increase in pay during this period were the change in fair value of unvested stock grants.

Other NEOs

From fiscal 2023 to fiscal 2024, compensation paid to the other NEOs increased by $22,435 or 5%. Over the same period, the Company’s TSR increased by 11%. Key factors that drove the decrease in pay during this period were the change in fair value of unvested stock grants.

From fiscal 2022 to fiscal 2023, compensation paid to the other NEOs increased by $221,373 or 89%. Over the same period, the Company’s TSR increased by 50%. Key factors that drove the increase in pay during this period were the change in fair value of unvested stock grants.

Compensation Actually Paid and Net Income

Our Company has not historically looked to net income as a performance measure for our executive compensation program. In fiscal 2024, our net income was up 7%, or $368,001 from fiscal 2023, and the compensation actually paid for our PEO and non-PEO NEOs increased between fiscal 2023 and fiscal 2024. In fiscal 2023, our net income was up 40%, or $1,587,194 from fiscal 2022, and the compensation actually paid for our PEO and non-PEO NEOs increased between fiscal 2022 and fiscal 2023.

Compensation Actually Paid and Cumulative TSR

Historically we have not used financial performance measures such as TSR to align with compensation actually paid to our NEO’s. As described in more detail above, part of the compensation our NEOs are eligible to receive consists of annual performance-based cash bonuses and equity awards that are designed to provide appropriate incentives to our executives to achieve defined annual corporate goals.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of our Company under the Securities Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF HAYNIE & COMPANY TO SERVE AS OUR REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR

General

Upon recommendation of the Audit Committee, the Board appointed Haynie & Company (“Haynie”) as our independent registered public accounting firm for the current fiscal year and hereby recommends that the shareholders ratify such appointment. The Board may terminate the appointment of Haynie as the Company’s independent registered public accounting firm without the approval of the Company’s shareholders whenever the Board deems such termination necessary or appropriate.

Representatives of Haynie will be present at the Annual Meeting or available by telephone and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from shareholders.

	2024	2023

Audit Fees	$179,000	$179,000
Audit-Related Fees
Tax Fees	12,500	12,500
All Other Fees
Total	$191,500	$191,500

Audit Fees

Audit fees in 2024 and 2023 relate to services rendered in connection with the audit of the Company’s consolidated financial statements.

Tax Fees

Tax fees in 2024 and 2023 include fees for services with respect to tax compliance, tax advice and tax planning.

Audit Committee Pre-Approval Policies

The Audit Committee has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit and permissible non-audit services provided by Haynie in fiscal 2024 and 2023. Such procedures govern the ways in which the Audit Committee pre-approves audit and various categories of non-audit services that the auditor provides to the Company. Services which have not received pre-approval must receive specific approval of the Audit Committee. The Audit Committee is to be informed of each such engagement in a timely manner, and such procedures do not include delegation of the Audit Committee’s responsibilities to management.

Required Vote and Recommendation

Ratification of the selection of Haynie as the Company’s independent auditors for the fiscal year ending June 30, 2025 requires the number of votes cast “FOR” this proposal to exceed the number of votes cast “AGAINST” this proposal. Under Nevada law, our Charter, and our Bylaws, abstentions will have no effect on the outcome of this proposal. A broker or other nominee will generally have discretionary authority to vote on this proposal because it is considered a routine matter, and therefore we do not expect broker non-votes with respect to this proposal. However, any broker non-votes received will have no effect on the outcome of this proposal.

Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the ratification of Haynie & Company as the Company’s independent auditors for the fiscal year ending June 30, 2025.

The Board recommends that shareholders vote “FOR” the ratification of Haynie & Company as the Company’s independent auditors for the fiscal year ending June 30, 2025.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with management and Haynie, our independent registered public accounting firm, the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended June 30, 2024, as filed with the SEC on September 30, 2024. The Audit Committee has also discussed with Haynie those matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16.

Haynie has also provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent auditor’s communication with the Audit Committee concerning independence. The Audit Committee has discussed with the registered public accounting firm their independence from our Company.

Based on its discussions with management and the registered public accounting firm, and its review of the representations and information provided by management and the registered public accounting firm, including as set forth above, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2024.

October 4, 2024	Respectfully Submitted, MEMBERS OF THE AUDIT COMMITTEE Ronald C. Hodge, Chairman Robert W. Allen Peter J. Larkin

The information reflected above will not be deemed to be soliciting material or to be filed with the SEC, nor will such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference into such filing.

BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

AND RELATED SHAREHOLDER MATTERS

The following tables set forth information regarding shares of our Series B Preferred and Common Stock beneficially owned as of September 27, 2024 by:

(i)	each of our officers and directors;
(ii)	all officers and directors as a group; and
(iii)

each person known by us to beneficially own five percent or more of the outstanding shares of our Series B Preferred and Common Stock. Percent ownership is calculated based on 616,470 shares of our Series B Preferred and 18,394,296 shares of Common Stock outstanding on September 27, 2024.

Beneficial Ownership of our Series B Preferred

Name	Series B Preferred Stock	% Ownership of Class
Robert W. Allen	72,716	12%
Riverview Financial Corp.(1)	531,432	86%
Julie Fields (1)	12,322	2%
	616,470	100%

(1)	Mr. Fields is the beneficial owner of Riverview Financial Corp. and the spouse of Mrs. Fields.

Beneficial Ownership of our Common Stock

Name	Common Stock		Common Stock Warrants Exercisable	Total Stock and Stock Based Holdings (1)	% Ownership of Class
Randall K. Fields, Chairman, President, Chief Executive Officer and Director Nominee	5,088,525	(2)	957,480	6,046,005	36%
John R. Merrill, Chief Financial Officer	50,518		-	50,518	* %
Edward L. Clissold, General Counsel and Corporate Secretary	77,785		-	77,785	* %
Robert W. Allen, Director Nominee	786,617	(3)	134,709	921,326	5%
Ronald C. Hodge, Director Nominee	569,498		7,912	577,410	3%
Peter J. Larkin, Director Nominee	62,630	(4)		62,630	* %
Officers and Directors, as a group (6 persons)	6,635,573		1,100,101	7,735,674	44%
5% Shareholder(s)
Handelsbanken Fonder AB	1,150,000	(5)		1,150,000	6%
Rice, Hall, James & Associates	1,016,408	(6)		1,016,408	5%

*Less than 1%

(1)

For purposes of this table “beneficial ownership” is determined in accordance with Rule 13d-3 of the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares that such person or group has the right to acquire within 60 days after September 27, 2024. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any shares that such person or group has the right to acquire within 60 days after September 27, 2024, are deemed outstanding but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person or group.

(2)

Includes 3,683,955 shares of Common Stock held in the name of Randall K Fields, 533,643 shares of Common Stock held in the name of FMI, of which Mr. Fields is the beneficial owner; 615,260 shares of Common Stock held in the name of Riverview Financial Corp., of which Mr. Fields is the beneficial owner; 225,000 shares of Common Stock held in the name of Charitable 2010, LLC, of which Mr. Fields is the beneficial owner; and 30,667 shares of Common Stock held by Mr. Fields’ spouse, Julie Fields.

(3)	Includes 587,476 shares of Common Stock held in trust, in which Mr. Allen is the trustee.

(4)	Excludes 4,952 shares of restricted Common Stock, which are shares will not be vested within 60 days of September 23, 2024.

(5)	Based solely on Amendment No. 3 to the Schedule 13G filed by Handelsbanken Fonder AB with the SEC on February 14, 2024. The business address of Handelsbanken Fonder AB is SE-106 70, Stockholm, Sweden.

(6)

Based solely on Amendment No. 2 to the Schedule 13G filed by Rice Hall James & Associates, LLC with the SEC on February 14, 2024. The business address of Rice Hall James & Associates, LLC is 600 W. Broadway, Ste 1000, San Diego, CA 92101.

ADDITIONAL INFORMATION

Deadline for Receipt of Shareholder Proposals

Pursuant to Rule 14a-8 under the Exchange Act, shareholder proposals to be presented at our 2025 Annual Meeting of Shareholders and included in our proxy statement and form of proxy relating to that Annual Meeting must be received by us at our corporate offices at 5282 South Commerce Drive, Suite D292, Murray, Utah 84107, addressed to our Corporate Secretary, not later than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting. These proposals must comply with applicable Nevada law, the rules and regulations promulgated by the SEC and the procedures set forth in our Bylaws.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and all other applicable requirements.

Pursuant to our Bylaws, shareholders who wish to submit nominees for election to the Board at our Annual Meeting and inclusion in our proxy statement and form of proxy must submit such nomination in writing to our Nominating and Corporate Governance Committee at our principal executive officers. Such writing must include information about the proposed candidate as set forth in Items 7-8 of Rule 14-a under the Exchange Act, and the Board may request further information from the proposed nominee and the shareholder making the recommendation.

Shareholder Communications with the Board

Our Board provides shareholders with the ability to send communications directly to the Board at ReposiTrak, Inc., Board of Directors c/o Corporate Secretary, 5282 South Commerce Drive, Suite D292, Murray, Utah, 84107. All communications received by the Corporate Secretary are relayed to the Board.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

A number of brokers with account holders who are shareholders of the Company will be “householding” the Company’s proxy materials. A single set of the Company’s proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of the Company’s proxy materials, please notify your broker or direct a written request to the Corporate Secretary at 5282 South Commerce Drive, Suite D292, Murray, Utah 84107 or by calling (435) 645-2000. The Company undertakes to deliver promptly, upon any such oral or written request, a separate copy of its proxy materials to a shareholder at a shared address to which a single copy of these documents was delivered. Shareholders who currently receive multiple copies of the Company’s proxy materials at their address and would like to request “householding” of their communications should contact their broker, bank or other nominee, or contact the Company at the above address or phone number.

Other Matters

At the date of this Proxy Statement, the Company knows of no other matters, other than those described above, that will be presented for consideration at the Annual Meeting. If any other business should come before the Annual Meeting, it is intended that the proxy holders will vote all proxies using their best judgment in the interest of the Company and the shareholders.

The Notice, mailed to shareholders on or about October 4, 2024, contains instructions on how to access our Annual Report on Form 10-K for our fiscal year ended June 30, 2024. The Annual Report, which includes audited financial statements, does not form any part of the material for the solicitation of proxies.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE READ THE ACCOMPANYING PROXY STATEMENT AND THEN VOTE BY INTERNET, TELEPHONE OR E-MAIL AS PROMPTLY AS POSSIBLE. VOTING PROMPTLY WILL SAVE US ADDITIONAL EXPENSE IN SOLICITING PROXIES AND WILL ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING.

REPOSITRAK, INC

ANNUAL MEETING OF STOCKHOLDERS – NOVEMBER 20, 2024 AT 9:00 AM MOUNTAIN TIME

CONTROL ID:
REQUEST ID:

The stockholder(s) hereby appoint(s) Edward Clissold and Randall Fields, or either of them, as proxies, each with the full power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ReposiTrak, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held in person, at the San Francisco Airport Marriot Waterfront hotel, 5282 South Commerce Drive, Suite D292, Murray, Utah on November 20, 2024 at 9:00 A.M. local time and any adjournment or postponement thereof.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS

If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to **202-521-3464.**
INTERNET:	https://www.iproxydirect.com/TRAK
PHONE:	1-866-752-VOTE(8683)

→ **Please ensure you fold then detach and retain this portion of this Proxy** →

ANNUAL MEETING OF THE STOCKHOLDERS OF REPOSITRAK, INC

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

Proposal 1 →	**FOR**	**WITHHOLD**	
Election of Directors:			
Randall K. Fields	☐	☐	
Robert W. Allen	☐	☐	**CONTROL ID:**
Ronald C. Hodge	☐	☐	**REQUEST ID:**
Peter J. Larkin	☐	☐	

Proposal 2 →	**FOR**	**AGAINST**	**ABSTAIN**
Ratification of Haynie & Company as our independent registered public accounting firm for the fiscal year ending June 30, 2025.	☐	☐	☐

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

MARK HERE FOR ADDRESS CHANGE ☐ **New Address (if applicable):**

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THE BOARD OF DIRECTORS RECOMMENDS VOTING 'FOR' PROPOSALS 1 AND 2.

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ______________________, 2024

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(Print Name of Stockholder and/or Joint Tenant)

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(Signature of Stockholder)

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(Second Signature if held jointly)